HENRY BROS. ELECTRONICS, INC. AND SUBSIDIARIES

Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following documents of our report dated October 17, 2007, relating to the consolidated financial statements of Henry Bros. Electronics, Inc. and Subsidiaries (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of SAB No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements), incorporated by reference in the Annual Report on Form 10-K of Henry Bros. Electronics, Inc. and Subsidiaries for the year ended December 31, 2006.

Registration Statement No. 333-131671 on Form S-3/A dated March 23, 2006
Registration Statement No. 333-121056 on Form S-8 dated December 7, 2004
Registration Statement No. 333-118438 on Form S-3 dated August 20, 2004
Registration Statement No. 333-114664 on Form S-8 dated April 21, 2004
Registration Statement No. 333-76802 on Form S-8 dated January 16, 2002

/S/ DEMETRIUS & COMPANY, L.L.C.

Wayne, New Jersey
March 29, 2008

50